Wakabayashi Fund LLC. Consulting Agreement 4-13-20 Mi t a, Minato -ku Tokyo, Japan 108-0073 (JP) T: 81.03.6657.8339 F: 81.03.6657 8340 (US) T: 01.914.613.3002 F: 01.646.514.1601 www.wakabayashifund.com

This Agreement made this October 26, 2011 by and between:
Wakabayashi Fund, LLC
Japanese Limited Liability Company,
Address: 4-13-20 Mita Minato-Ku, Tokyo, Japan 108-0073
Hereinafter referred to as “WAKABAYASHI” or “Consultant”
And
MBEACH SOFTWARE, INC.
A Florida Corporation, its agents, successors or assigns
Hereinafter referred to as
“MBEACH SOFTWARE, INC. OR “Client”
Address: 5 North Village Avenue, 2nd Floor, Rockville Centre, NY 11570
Telephone No: 516.887.8200 Fax No.: --- Email: ybiderman@scs-med.com
Symbol: OTCPK: MBHS

Whereas Consultant is in the business of providing management consulting services to businesses in an effort to obtain institutional capital from third parties for business use, including equipment leasing, purchase order and/ or contract financing, factoring and financing for land and buildings’ utilizing various financing instruments and whereas Client desires to retain Consultant for the following purposes:

To provide institutional market awareness and public relations services

For and in consideration of mutual benefits, promises, and the cross consideration hereinafter set forth, the adequacy of which is hereby acknowledged, the parties hereto, WAKABAYASHI and MBEACH SOFTWARE, INC. collectively “THE PARTIES”, hereby covenant and agree as follows:

1. Services
WAKABAYASHI FUND is hereby engaged to provide Public Relations services (non-exclusive) including serving as an investment banking liaison, obtaining write ups about the company and acting as an institutional public relations consultant for a six month period from the date hereof (the “term”).

2. Compensation
MBEACH SOFTWARE, INC. hereby agrees to pay WAKABAYASHI FUND for the services set forth in Paragraph 1, the following non-refundable retainer items:

A. The issuance of 6,000,000 shares of common stock upfront. Further, shares when issued will have no stop orders, orders to cancel or other legal impediment, and that said shares, when issued, will be validly issued, fully paid and non-assessable. The said shares shall be issued within five days after the date, hereof. Such stock cannot be issued pursuant to an S-8 Registration statement. The shares are not in contravention of Section 5 of the Securities Act of 1933 and specifically with sections 5a and 5c there under.

For undertaking this engagement and for other good and valuable consideration, MBEACH SOFTWARE, INC. agrees to issue to the Consultant a “Commencement Retainer” of 6,000,000 shares of MBEACH SOFTWARE, INC.’s Common Stock (“Common Stock”) to be delivered to WAKABAYASHI FUND within five (5) business days of the signing of this Agreement. This Commencement retainer shall be issued to WAKABAYASHI FUND immediately following execution of this Agreement and shall, when issued and delivered to WAKABAYASHI FUND, be fully paid and non-assessable.

Wakabayashi Fund LLC. Consulting Agreement 4-13-20 Mi t a, Minato -ku Tokyo, Japan 108-0073 (JP) T: 81.03.6657.8339 F: 81.03.6657 8340 (US) T: 01.914.613.3002 F: 01.646.514.1601 www.wakabayashifund.com

MBEACH SOFTWARE, INC. understands and acknowledges that WAKABAYASHI FUND has foregone significant opportunities to accept this engagement and that MBEACH SOFTWARE, INC. derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with WAKABAYASHI FUND. Therefore, the 6,000,000 shares of Common Stock issued as a Commencement Retainer, constitute payment for MBEACH SOFTWARE, INC.’s agreement to consult with WAKABAYASHI FUND and are a nonrefundable, non-apportionable, and non-ratable retainer; such shares of common stock are not a prepayment for future services. If MBEACH SOFTWARE, INC. decides to terminate this Agreement prior to April 26, 2012 for any reason whatsoever, it is agreed and understood that WAKABAYASHI FUND will not be requested or demanded by MBEACH SOFTWARE, INC. to return any of the shares of Common Stock paid to it as retainer hereunder.

Further, if and in the event MBEACH SOFTWARE, INC. is acquired in whole or in part, during the term of this agreement, it is agreed and understood WAKABAYASHI FUND will not be requested or demanded by MBEACH SOFTWARE, INC. to return any of the 6,000,000 shares of Common Stock paid to it hereunder. It is further agreed that if at any time during the term of this agreement, MBEACH SOFTWARE, INC. or substantially all of WAKABAYASHI FUND’s assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes MBEACH SOFTWARE, INC., WAKABAYASHI FUND shall retain and will not be requested by MBEACH SOFTWARE, INC. to return any of the 6,000,000 common shares.

A. WAKABAYASHI FUND will also incorporate a free look clause whereby MBEACH SOFTWARE, INC. may request to verify our long position in MBEACH SOFTWARE, INC.'s stock as well as incorporate a proprietary restrictive clause which precludes any liquidation of our vested stock until the termination of our contract.

3. Termination of Agreement
A. Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary
B. Upon the other party taking the benefit of any insolvency law
C. Upon the other party having or applying for a receiver appointed for either party; and/or written notice by one party to the other party

4. Notices
All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and/or sent by the attorneys for THE PARTIES giving such notice and, in connection therewith, THE PARTIES and their respective counsel agree in giving such notice such counsel may communicate directly in writing with such party to the extent necessary to give such notice.

5. Attorney Fees
In the event either party is in default of the terms or conditions of this Consulting Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including reasonable attorney fees, expenses and court costs through trial, appeal and to final disposition.

Wakabayashi Fund LLC. Consulting Agreement 4-13-20 Mi t a, Minato -ku Tokyo, Japan 108-0073 (JP) T: 81.03.6657.8339 F: 81.03.6657 8340 (US) T: 01.914.613.3002 F: 01.646.514.1601 www.wakabayashifund.com

6. Time is of the Essence
Time is hereby expressly made of the essence of this Consulting Agreement with respect to the performance by THE PARTIES of their respective obligations hereunder.

7. Inurement
This Consulting Agreement shall inure to the benefit of and be binding upon THE PARTIES hereto and their respective heirs, executors, administrators, personal representatives, successors, and consultant cannot assign this agreement.

8. Entire Agreement
This Consulting Agreement contains the entire agreement of THE PARTIES. It is declared by THE PARTIES that there are no other oral or written agreements or understanding between them affecting this Agreement. This Agreement supersedes all previous agreements.

9. Amendments
This Agreement may be modified or amended provided such modifications or amendments are mutually agreed upon by and between THE PARTIES hereto and that said modifications or amendments are made only by an instrument in writing signed by THE PARTIES.

10. Waivers
No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

11. Non-Waiver
The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance, and shall in no way affect such party’s right to require such performance and shall in no way affect such party’s right subsequently to require a full performance hereunder.

12. Construction of Agreement
Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

13. Non-Circumvention Agreement
MBEACH SOFTWARE, INC. agrees, represents and warrants hereby that it shall not circumvent WAKABAYASHI with respect to any banking or lending institution, investment bank, trust, corporation, individual or investor introduced by WAKABAYASHI to MBEACH SOFTWARE, INC. pursuant to the terms with WAKABAYASHI for the purpose of, without limitation, this Agreement and for a period of twenty four (24) months from the date of execution by THE PARTIES of this Agreement. If MBEACH SOFTWARE, INC. enters into a transaction with a party introduced by consultant, then the fees owed under section 2 shall be due whether or not this Agreement or term has ended.

14. Applicable Law
THIS AGREEMENT IS EXECUTED PURSUANT TO AND SHALL BE INTERPRETED AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF STATE OF CALIFORNIA FOR WHICH THE COURTS IN SAN DIEGO, CALIFORNIA SHALL HAVE JURISDICTION WITHOUT GIVING EFFECT TO THE CHOICE OR LAWS OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STYLE. The parties agree that mediation shall be used as an initial forum for the good-faith attempt to settle and resolve any issues or disputes that may arise.

Wakabayashi Fund LLC. Consulting Agreement 4-13-20 Mi t a, Minato -ku Tokyo, Japan 108-0073 (JP) T: 81.03.6657.8339 F: 81.03.6657 8340 (US) T: 01.914.613.3002 F: 01.646.514.1601 www.wakabayashifund.com

15. Counterparts
This Agreement may be executed in a number of identical counterparts. Each such counterpart is deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

16. Facsimile
A facsimile copy of this Agreement is acceptable.

17. Acceptance of Agreement
Unless both parties have signed this Agreement within five (5) business days of the date listed above, this Agreement shall be deemed automatically withdrawn and terminated.

18. Interstate Commerce
The Consultant shall undertake to comply at all times with Section 17B of the Securities Act of 1933.

IN WITNESS WHEREOF, THE PARTIES have set forth their hands and seal in execution of this Consulting Agreement this October 26, 2011 by and between Wakabayashi Fund LLC and MBEACH SOFTWARE, INC.:

Wakabayashi Fund LLC	MBEACH SOFTWARE, INC.
A Japan Limited Liability Company	A Florida Corporation

By:	By:
Tadaharu Wakabayashi, Director		Mr. Yossi Biderman, CEO
Date: October 26, 2011		Date: October 26, 2011

By:
Secondary Corporate Officer

Wakabayashi Fund LLC. Consulting Agreement 4-13-20 Mi t a, Minato -ku Tokyo, Japan 108-0073 (JP) T: 81.03.6657.8339 F: 81.03.6657 8340 (US) T: 01.914.613.3002 F: 01.646.514.1601 www.wakabayashifund.com

PROJECT SCOPE

PROJECT ACTIVITIES
WAKABAYASHI FUND, in providing investor relations services, shall perform the following project specific functions and merge WAKABAYASHI FUND efforts with MBEACH SOFTWARE, INC. resources, as needed. The emphasis of this investor relations project shall be personal introductions of MBEACH SOFTWARE, INC. to money managers, private equity fund managers, hedge fund managers, pension fund managers, financial analysts, institutional brokers, venture capitalists, investment bankers, and wholesale/retail market makers. If any external cost exist or arise, all out-of-pocket costs (i.e., costs for mail campaigns, printing, distributions, etc.) shall be pre-approved and paid for by MBEACH SOFTWARE, INC.

o Conduct and implement strategic planning analysis that combines MBEACH SOFTWARE, INC. due-diligence and WAKABAYASHI FUND in-house analysis tools to emphasize marketability.

o Coordinate buy-side and sell-side brokerage research coverage introducing MBEACH SOFTWARE, INC. to these sources and facilitating their institutional research. This provides MBEACH SOFTWARE, INC. and WAKABAYASHI FUND additional analysis reports from funding services.

o Investment banking introductions.

o Develop story development project related Executive Summary for mail-out / distribution, which is flexible and updated to the ongoing developments of the MBEACH SOFTWARE, INC.

o Plan marketing campaign matching MBEACH SOFTWARE, INC. to WAKABAYASHI FUND’S proprietary contact base and other investment prospects / sources anchored by Internet presence

o Target of one on one institutional investor meetings and conference calls with the most desirable in microcap, small cap and mid cap decision making analysts and portfolio managers of corporate, business and family funds

o Corporate message refinement that is flexible according to ongoing developments

o Fact Sheets flexible to ongoing developments

o Tele-conference call, including scripting, Q&A preparation, and thorough details for successful presentation

o Honest feedback from all meetings to allow complete knowledge of ongoing relationships and enhancements of messaging

o Work towards development of Analysts research coverage and comparable inclusion

o Nurture of current and potential investors

Wakabayashi Fund LLC. Consulting Agreement 4-13-20 Mi t a, Minato -ku Tokyo, Japan 108-0073 (JP) T: 81.03.6657.8339 F: 81.03.6657 8340 (US) T: 01.914.613.3002 F: 01.646.514.1601 www.wakabayashifund.com

o Mail processing and request fulfillment

o Investment Banking introductions

o Peer Group / Industry Analysis

o Perception audits of the investment community

OPTIONAL PROJECT ACTIVITIES
These ancillary projects can be provided at MBEACH SOFTWARE, INC.’s discretion and cost.

o Conduct road shows, with direct MBEACH SOFTWARE, INC.’s participation, in cities targeted because of MBEACH SOFTWARE, INC.’s institutional investor contact base

o PowerPoint / slide presentations

o Annual Meetings

o Software Development

o Design and Coordinate Trade Booths

o Attend trade shows and conferences

o Hold press/analysts seminars for institutional investors and investment managers

o Develop investor relations section on MBEACH SOFTWARE, INC.’s website

o Develop comprehensive website and e-commerce solutions and/or project related web pages

o Write media alerts and press releases to continuously generate press relating to MBEACH SOFTWARE, INC. and its stock performance, emphasizing both standard and Internet dissemination (company initiated only)

o Plan and implement direct mail campaign to WAKABAYASHI FUND’S contact base and MBEACH SOFTWARE, INC.’s related contacts with follow-up telephone sales contact

o Annual Reports: assisting in the writing as well as assisting and directing to the designers, graphic artists and printers for the complete management of the publication.